EXHIBIT 99.1

Chemung Financial Reports Second Quarter 2016 Net Income of $2.4 Million, or $0.50 per Share

ELMIRA, N.Y., July 21, 2016 (GLOBE NEWSWIRE) -- Chemung Financial Corporation (the “Corporation”) (Nasdaq:CHMG), the parent company of Chemung Canal Trust Company (the “Bank”), today reported net income for the second quarter of 2016 of $2.4 million, or $0.50 per share, compared to $2.6 million, or $0.55 per share, for the second quarter of 2015.

Ronald M. Bentley, Chemung Financial Corporation CEO, stated:

“We continue to grow our municipal deposit base, which was the primary contributor for the $67.6 million increase in deposits since December 31, 2015.  Our deposit growth has allowed us to continue funding higher yielding commercial loans and indirect auto loans, and grow our net interest income.  Finally, we created a new captive insurance subsidiary during the second quarter of 2016, which will allow us to strengthen our risk management program, along with providing a potential net tax benefit starting in 2017.”

Second Quarter Highlights1

  Loans, net of deferred fees increased $32.5 million, or 2.8%

  Commercial loans increased $43.2 million, or 6.2%

  Deposits increased $67.6 million, or 4.8%

  Net interest income increased $0.3 million, or 2.5%

  Dividends declared during the quarter were $0.26

A more detailed summary of financial performance follows.

1 Balance sheet comparisons are calculated for June 30, 2016 versus December 31, 2015.   Income statement comparisons are calculated for the second quarter of 2016 versus prior-year second quarter.

2nd Quarter 2016 vs 1st Quarter 2016

Net Interest Income:

Net interest income for the current quarter totaled $13.0 million, consistent with the prior quarter.  Interest and fees from loans and interest-bearing deposits both increased $0.1 million, while interest and dividend income from securities decreased $0.2 million when compared to the prior quarter.  Fully taxable equivalent net interest margin was 3.36%, compared with 3.47% for the prior quarter.  Average interest-earning assets increased $45.7 million compared to the prior quarter.  The yield on interest-earning assets decreased twelve basis points, while the cost of interest-bearing liabilities was flat compared to the prior quarter.  The yield on interest-earning assets decreased due to an increase of $55.3 million in the average interest-bearing deposits in other financial institutions balance, compared to the prior quarter.  These deposits earned the federal funds rate of approximately 50 basis points during the current quarter.

Non-Interest Income:

Non-interest income for the quarter was $5.2 million compared with $5.6 million for the prior quarter, a decrease of $0.4 million, or 6.9%.  The decrease was due primarily to the $0.9 million net gain on security transactions from the sale of $14.5 million in U.S. Treasuries during the prior quarter.  Offsetting the net gain on security transactions were increases of $0.2 million in wealth management group fee income, $0.2 million in service charges on deposit accounts, and $0.1 million in other non-interest income.  The increase in wealth management group fee income can be attributed to tax services performed during the quarter.  The increase in service charges on deposit accounts can be attributed to seasonality.

Non-Interest Expense:

Non-interest expense for the quarter was $14.4 million compared with $14.0 million for the prior quarter, an increase of $0.4 million, or 2.6%.  The increase was due primarily to increases of $0.2 million in professional services, $0.1 million in marketing and advertising expenses, and $0.1 million in loan expense.  The increase in professional services can be attributed to start-up costs associated with the establishment of Chemung Risk Management, Inc. (the “Captive”), a captive insurance subsidiary, which was completed in May 2016.  The increase in marketing and advertising expense was due to seasonality, as the Bank sponsors the majority of its events during the spring and summer.  The increase in loan expense can be attributed to an increase in commercial loan volume.

2nd Quarter 2016 vs 2nd Quarter 2015

Net Interest Income:

Net interest income for the current quarter totaled $13.0 million compared with $12.6 million for the same period in the prior year, an increase of $0.4 million, or 2.5%.  Interest and fees from loans increased $0.2 million, while interest and dividend income from securities increased $0.1 million when compared to the same period in the prior year.  Fully taxable equivalent net interest margin was 3.36%, compared with 3.50% for the same period in the prior year.  Average interest-earning assets increased $110.5 million compared to the same period in the prior year.  The yield on interest-earning assets decreased 14 basis points, while the cost of interest-bearing liabilities increased one basis point compared to the same period in the prior year.  The yield on interest-earning assets decreased due to an increase of $33.8 million in the average interest-bearing deposits in other financial institutions balance, compared to the same period in the prior year.  These deposits earned the federal funds rate of approximately 50 basis points during the current quarter.

Non-Interest Income:

Non-interest income for the quarter was $5.2 million compared with $5.3 million for the same period in the prior year, a decrease of $0.1 million, or 2.1%.  The decrease was due primarily to the $0.3 million net gain on security transactions from the sale of $48.3 million in U.S. government sponsored agencies and Treasury securities during 2015.  Offsetting the net gain on security transactions were increases of $0.1 million in service charges on deposit accounts and interchange revenue from debit card transactions.  The increase in service charges on deposit accounts can be attributed to seasonality.  The increase in interchange revenue from debit card transactions can be attributed to an increase in debit card activity when compared to the same period in the prior year.

Non-Interest Expense:

Non-interest expense for the quarter was $14.4 million compared with $13.8 million for the same period in the prior year, an increase of $0.6 million, or 3.9%.  The increase was due primarily to increases of $0.1 million in pension and employee benefits, $0.1 million in net occupancy expenses, $0.2 million in data processing, $0.2 million in professional services, and $0.1 million in other non-interest expense, offset by a $0.2 million decrease in other real estate owned expense.   The increase in net occupancy expenses can be attributed to one-time depreciation expense related to the closure of the branch office at 202 East State Street in Ithaca, NY at the end of May 2016.  The increase in professional services can be attributed to start-up costs associated with the establishment of the Captive, which was completed in May 2016.  The decrease in other real estate owned can be attributed to the sale of properties in 2015.

Asset Quality

Non-performing loans totaled $12.4 million at June 30, 2016, or 1.03% of total loans, compared with $12.2 million at December 31, 2015, or 1.05% of total loans.  The increase in non-performing loans at June 30, 2016 was primarily in the residential mortgage and consumer loan segments of the loan portfolio.  Non-performing assets, which are comprised of non-performing loans and other real estate owned, were $12.8 million, or 0.76% of total assets, at June 30, 2016, compared with $13.8 million, or 0.85% of total assets, at December 31, 2015.

Management performs an ongoing assessment of the adequacy of the allowance for loan losses based upon a number of factors including an analysis of historical loss factors, collateral evaluations, recent charge-off experience, credit quality of the loan portfolio, current economic conditions and loan growth.  Based on this analysis, the provision for loan losses for the second quarter of 2016 and 2015 were $0.4 million and $0.3 million, respectively.  Net charge-offs for the second quarter of 2016 were $0.2 million compared with $0.1 million for the same period in the prior year.

At June 30, 2016 the allowance for loan losses was $14.7 million, compared with $14.3 million at December 31, 2015.  The allowance for loan losses was 118.0% of non-performing loans at June 30, 2016, compared with 116.6% at December 31, 2015.  The ratio of the allowance for loan losses to total loans was 1.22% at June 30, 2016, level with December 31, 2015.

Balance Sheet Activity

Assets totaled $1.683 billion at June 30, 2016 compared with $1.620 billion at December 31, 2015, an increase of $63.5 million, or 3.9%.  The growth was due primarily to increases of $81.2 million in cash and cash equivalents and $32.5 million in the loan portfolio, partially offset by a $44.5 million decrease in securities available for sale.

The increase in cash and cash equivalents can be attributed to the sale of available for sale securities and an increase in deposits, offset by an increase in total loans and the pay down of FHLB overnight advances.

The increase in total loans can be attributed to increases of $46.1 million in commercial mortgages and $0.4 million in residential mortgages, offset by decreases in indirect consumer of $6.3 million, other consumer of $4.8 million, and commercial and agriculture of $2.9 million.

The decrease in securities available for sale can be mostly attributed to the sale of $14.5 million in U.S. Treasuries and $35.2 million in maturities of agencies and pay-downs on mortgage-backed securities.

Deposits totaled $1.468 billion at June 30, 2016 compared with $1.400 billion at December 31, 2015, an increase of $67.6 million, or 4.8%.  The growth was mostly attributable to increases of $64.4 million in money market accounts, $8.3 million in savings deposits, and $6.6 million in non-interest bearing demand deposits.  Partially offsetting the increases noted above were decreases of $7.4 million in time deposits and $4.3 million in interest-bearing demand deposits.  The changes in money market accounts and demand deposits can be attributed to the seasonal inflow of deposits from municipal clients.

Total equity was $144.2 million at June 30, 2016 compared with $137.2 million at December 31, 2015, an increase of $6.9 million, or 5.0%.  The increase was primarily due to earnings of $5.1 million, a reduction of $0.8 million in treasury stock, and a decrease of $3.4 million in accumulated other comprehensive loss, offset by $2.4 million in dividends declared during the year.

The total equity to total assets ratio was 8.56% at June 30, 2016 compared with 8.47% at December 31, 2015.  The tangible equity to tangible assets ratio was 7.17% at June 30, 2016 compared with 6.99% at December 31, 2015.  Book value per share increased to $30.27 at June 30, 2016 from $28.96 at December 31, 2015.  As of June 30, 2016, the Bank’s capital ratios were in excess of those required to be considered well-capitalized under regulatory capital guidelines and the Corporation met capital requirements under regulatory guidelines.

Other Items

The market value of total assets under management or administration in our Wealth Management Group was $1.689 billion at June 30, 2016, including $305.4 million of assets under management or administration for the Corporation, compared with $1.856 billion at December 31, 2015, including $304.1 million of assets held under management or administration for the Corporation, a decrease of $166.7 million, or 9.0%.  The decrease can be attributed to the loss of one large non-profit customer during the first quarter of 2016, along with a decline in the market value of assets.

As previously disclosed on June 2, 2016, the Corporation received approval from the State of Nevada for the creation of a new captive insurance subsidiary, the Captive, on May 31, 2016. The purpose of the Captive is to insure gaps in commercial coverage and uninsured exposures in the Corporation’s current insurance coverages and allow the Corporation to strengthen its overall risk management program. The Corporation recognized approximately $170 thousand in one-time expenses associated with the feasibility and implementation of the Captive during the first half of 2016 and will have annual costs of approximately $90 thousand associated with the on-going operations of the Captive. Beginning in fiscal year 2017, the Corporation expects to receive a potential net benefit of approximately $370 thousand associated with the insurance premium exclusion, for income tax purposes, provided to captive insurance companies. This net benefit will be reduced by claims submitted to the Captive.

About Chemung Financial Corporation

Chemung Financial Corporation is a $1.7 billion financial services holding company headquartered in Elmira, New York and operates 33 retail offices through its principal subsidiary, Chemung Canal Trust Company, a full-service community bank with trust powers.  Established in 1833, Chemung Canal Trust Company is the oldest locally-owned and managed community bank in New York State.  Chemung Financial Corporation is also the parent of CFS Group, Inc., a financial services subsidiary offering non-traditional services including mutual funds, annuities, brokerage services, tax preparation services and insurance, and Chemung Risk Management, Inc., a captive insurance company based in the State of Nevada.

This press release may be found at: www.chemungcanal.com under Investor Relations.

Chemung Financial Corporation
Consolidated Balance Sheets (Unaudited)
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,
(in thousands)	2016	2016	2015	2015	2015
ASSETS
Cash and due from financial institutions	$27,233	$26,471	$24,886	$30,800	$28,014
Interest-bearing deposits in other financial institutions	80,121	29,388	1,299	44,449	1,650
Total cash and cash equivalents	107,354	55,859	26,185	75,249	29,664

Trading assets, at fair value	767	734	701	636	635

Securities available for sale	300,277	324,484	344,820	335,571	290,571
Securities held to maturity	3,518	4,577	4,566	4,604	6,045
FHLB and FRB stocks, at cost	4,491	4,179	4,797	4,171	4,873
Total investment securities	308,286	333,240	354,183	344,346	301,489

Commercial	742,874	725,596	699,711	664,505	665,303
Mortgage	196,200	196,751	195,778	197,506	198,469
Consumer	262,082	264,546	273,144	279,926	286,634
Loans, net of deferred loan fees	1,201,156	1,186,893	1,168,633	1,141,937	1,150,406
Allowance for loan losses	(14,668)	(14,527)	(14,260)	(14,022)	(14,028)
Loans, net	1,186,488	1,172,366	1,154,373	1,127,915	1,136,378

Loans held for sale	809	593	1,076	316	668
Premises and equipment, net	29,706	28,620	29,397	30,023	30,874
Goodwill	21,824	21,824	21,824	21,824	21,824
Other intangible assets, net	3,428	3,673	3,931	4,201	4,478
Accrued interest receivable and other assets	24,818	26,317	28,294	27,129	27,623
Total assets	$1,683,480	$1,643,226	$1,619,964	$1,631,639	$1,553,633

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits:
Non-interest-bearing demand deposits	$408,846	$393,121	$402,236	$392,734	$385,467
Interest-bearing demand deposits	126,305	141,457	130,573	144,097	118,988
Money market accounts	562,028	527,578	497,658	503,411	447,360
Savings deposits	212,086	208,555	203,749	196,994	199,437
Time deposits	158,655	163,541	166,079	173,205	180,725
Total deposits	1,467,920	1,434,252	1,400,295	1,410,441	1,331,977

FHLB overnight advances	-	-	13,900	-	15,600
Securities sold under agreements to repurchase	28,778	28,825	28,453	30,358	31,882
FHLB advances and other debt	23,970	22,012	22,076	22,140	22,201
Accrued interest payable and other liabilities	18,656	17,091	17,998	29,985	15,453
Total liabilities	1,539,324	1,502,180	1,482,722	1,492,924	1,417,113

Shareholders' equity
Common stock	53	53	53	53	53
Additional-paid-in capital	45,639	45,652	45,537	45,545	45,468
Retained earnings	121,607	120,460	118,973	118,057	116,817
Treasury stock, at cost	(15,608)	(15,781)	(16,379)	(16,654)	(16,704)
Accumulated other comprehensive income (loss)	(7,535)	(9,338)	(10,942)	(8,286)	(9,114)
Total shareholders' equity	144,156	141,046	137,242	138,715	136,520
Total liabilities and shareholders' equity	$1,683,480	$1,643,226	$1,619,964	$1,631,639	$1,553,633

Period-end shares outstanding	4,762	4,759	4,739	4,724	4,720

Chemung Financial Corporation
Consolidated Statements of Income (Unaudited)
	Three Months Ended			Six Months Ended
	June 30,		Percent	June 30,		Percent
(in thousands, except per share data)	2016	2015	Change	2016	2015	Change
Interest and dividend income:
Loans, including fees	$12,321	$12,096	1.9	$24,567	$23,999	2.4
Taxable securities	1,281	1,164	10.1	2,718	2,253	20.6
Tax exempt securities	240	239	0.4	494	458	7.9
Interest-bearing deposits	83	20	315.0	95	43	120.9
Total interest and dividend income	13,925	13,519	3.0	27,874	26,753	4.2

Interest expense:
Deposits	539	492	9.6	1,046	978	7.0
Securities sold under agreements to repurchase	211	212	(0.5)	422	421	0.2
Borrowed funds	207	168	23.2	413	365	13.2
Total interest expense	957	872	9.7	1,881	1,764	6.6

Net interest income	12,968	12,647	2.5	25,993	24,989	4.0
Provision for loan losses	388	259	49.8	983	649	51.5
Net interest income after provision for loan losses	12,580	12,388	1.5	25,010	24,340	2.8

Non-interest income:
Wealth management group fee income	2,201	2,198	0.1	4,213	4,324	(2.6)
Service charges on deposit accounts	1,285	1,224	5.0	2,420	2,362	2.5
Interchange revenue from debit card transactions	939	859	9.3	1,832	1,668	9.8
Net gains on securities transactions	-	252	N/M	908	302	200.7
Net gains on sales of loans held for sale	97	98	(1.0)	158	150	5.3
Net gains (losses) on sales of other real estate owned	(11)	42	N/M	(16)	120	N/M
Income from bank owned life insurance	18	19	(5.3)	36	37	(2.7)
Other	687	634	8.4	1,266	1,549	(18.3)
Total non-interest income	5,216	5,326	(2.1)	10,817	10,512	2.9

Non-interest expense:
Salaries and wages	5,182	5,188	(0.1)	10,365	10,288	0.7
Pension and other employee benefits	1,646	1,557	5.7	3,321	3,286	1.1
Net occupancy	1,878	1,757	6.9	3,784	3,607	4.9
Furniture and equipment	829	789	5.1	1,601	1,522	5.2
Data processing	1,720	1,552	10.8	3,434	3,113	10.3
Professional services	575	420	36.9	916	689	32.9
Amortization of intangible assets	245	285	(14.0)	503	589	(14.6)
Marketing and advertising	325	271	19.9	547	506	8.1
Other real estate owned expense	57	224	(74.6)	109	308	(64.6)
FDIC insurance	277	280	(1.1)	571	566	0.9
Loan expense	188	175	7.4	300	315	(4.8)
Other	1,447	1,325	9.2	2,926	2,770	5.6
Total non-interest expense	14,369	13,823	3.9	28,377	27,559	3.0

Income before income tax expense	3,427	3,891	(11.9)	7,450	7,293	2.2
Income tax expense	1,059	1,314	(19.4)	2,375	2,440	(2.7)
Net income	$2,368	$2,577	(8.1)	$5,075	$4,853	4.6

Basic and diluted earnings per share	$0.50	$0.55		$1.07	$1.03
Cash dividends declared per share	0.26	0.26		0.52	0.52
Average basic and diluted shares outstanding	4,760	4,717		4,754	4,712

N/M - Not meaningful

Chemung Financial Corporation
Consolidated Financial Highlights (Unaudited)
						As of or for the
	As of or for the Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(in thousands, per share data)	2016	2016	2015	2015	2015	2016	2015

RESULTS OF OPERATIONS
Interest income	$13,925	$13,949	$13,896	$13,595	$13,519	$27,874	$26,753
Interest expense	957	924	934	904	872	1,881	1,764
Net interest income	12,968	13,025	12,962	12,691	12,647	25,993	24,989
Provision for loan losses	388	595	615	307	259	983	649
Net interest income after provision for loan losses	12,580	12,430	12,347	12,384	12,388	25,010	24,340
Non-interest income	5,216	5,601	5,023	4,912	5,326	10,817	10,512
Non-interest expense	14,369	14,008	14,234	13,634	13,823	28,377	27,559
Income before income tax expense	3,427	4,023	3,136	3,662	3,891	7,450	7,293
Income tax expense	1,059	1,316	1,007	1,211	1,314	2,375	2,440
Net income	$2,368	$2,707	$2,129	$2,451	$2,577	$5,075	$4,853

Basic and diluted earnings per share	$0.50	$0.57	$0.45	$0.52	$0.55	$1.07	$1.03
Average basic and diluted shares outstanding	4,760	4,750	4,731	4,722	4,717	4,754	4,712

PERFORMANCE RATIOS
Return on average assets	0.57%	0.67%	0.52%	0.62%	0.66%	0.62%	0.63%
Return on average equity	6.67%	7.73%	6.05%	7.05%	7.52%	7.20%	7.16%
Return on average tangible equity (a)	8.11%	9.45%	7.42%	8.71%	9.32%	8.78%	8.89%
Efficiency ratio (b)	77.00%	76.89%	77.35%	75.25%	75.83%	76.95%	76.04%
Non-interest expense to average assets (c)	3.46%	3.48%	3.49%	3.44%	3.55%	3.46%	3.56%
Loans to deposits	81.83%	82.75%	83.46%	80.96%	86.37%	81.83%	86.37%

YIELDS / RATES - Fully Taxable Equivalent
Yield on loans	4.17%	4.21%	4.20%	4.22%	4.26%	4.19%	4.27%
Yield on investments	1.81%	2.07%	1.98%	1.89%	1.91%	1.94%	1.87%
Yield on interest-earning assets	3.60%	3.72%	3.66%	3.70%	3.74%	3.66%	3.74%
Cost of interest-bearing deposits	0.21%	0.20%	0.20%	0.20%	0.21%	0.20%	0.21%
Cost of borrowings	3.16%	2.66%	2.99%	3.03%	2.64%	2.89%	2.69%
Cost of interest-bearing liabilities	0.35%	0.35%	0.35%	0.35%	0.34%	0.35%	0.35%
Interest rate spread	3.25%	3.37%	3.31%	3.35%	3.40%	3.31%	3.39%
Net interest margin, fully taxable equivalent	3.36%	3.47%	3.42%	3.45%	3.50%	3.41%	3.50%

CAPITAL
Total equity to total assets at end of period	8.56%	8.58%	8.47%	8.50%	8.79%	8.56%	8.79%
Tangible equity to tangible assets at end of period (a)	7.17%	7.14%	6.99%	7.02%	7.22%	7.17%	7.22%

Book value per share	$30.27	$29.64	$28.96	$29.36	$28.92	$30.27	$28.92
Tangible book value per share	24.97	24.28	23.53	23.85	23.35	24.97	23.35
Period-end market value per share	29.35	26.35	27.50	28.03	26.48	29.35	26.48
Dividends declared per share	0.26	0.26	0.26	0.26	0.26	0.52	0.52

AVERAGE BALANCES
Loans (d)	$1,192,786	$1,175,051	$1,151,469	$1,142,402	$1,141,412	$1,183,919	$1,136,967
Earning assets	1,573,306	1,527,656	1,522,176	1,474,098	1,462,842	1,550,481	1,456,580
Total assets	1,669,654	1,620,547	1,617,322	1,570,818	1,563,346	1,647,121	1,561,056
Deposits	1,457,173	1,404,487	1,410,017	1,367,853	1,353,895	1,430,840	1,346,452
Total equity	142,746	140,864	139,697	137,855	137,386	141,795	136,684
Tangible equity (a)	117,374	115,240	113,812	111,693	110,945	116,297	110,087

ASSET QUALITY
Net charge-offs	$248	$327	$377	$313	$123	$575	$307
Non-performing loans (e)	12,429	12,774	12,232	12,368	12,862	12,429	12,862
Non-performing assets (f)	12,822	14,416	13,762	14,744	15,238	12,822	15,238
Allowance for loan losses	14,668	14,527	14,260	14,022	14,028	14,668	14,028

Annualized net charge-offs to average loans	0.08%	0.11%	0.13%	0.11%	0.04%	0.10%	0.05%
Non-performing loans to total loans	1.03%	1.08%	1.05%	1.08%	1.12%	1.03%	1.12%
Non-performing assets to total assets	0.76%	0.88%	0.85%	0.90%	0.98%	0.76%	0.98%
Allowance for loan losses to total loans	1.22%	1.22%	1.22%	1.23%	1.22%	1.22%	1.22%
Allowance for loan losses to non-performing loans	118.01%	113.72%	116.58%	113.37%	109.07%	118.01%	109.07%

(a) See the GAAP to Non-GAAP reconciliations.
(b) Efficiency ratio is non-interest expense less merger and acquisition expenses less amortization of intangible assets less legal settlement divided by the total of fully taxable equivalent net interest income plus non-interest income less net gains on securities transactions less gain from bargain purchase less gain on liquidation of trust preferred securities.
(c) For the non-interest expense to average assets ratio, non-interest expense does not include legal settlement expense.
(d) Loans include loans held for sale. Loans do not reflect the allowance for loan losses.
(e) Non-performing loans include non-accrual loans only.
(f) Non-performing assets include non-performing loans plus other real estate owned.

Chemung Financial Corporation

GAAP to Non-GAAP Reconciliations (Unaudited)

The Corporation prepares its Consolidated Financial Statements in accordance with GAAP; these financial statements appear on pages 5-6. That presentation provides the reader with an understanding of the Corporation’s results that can be tracked consistently from period-to-period and enables a comparison of the Corporation’s performance with other companies’ GAAP financial statements.

In addition to analyzing the Corporation’s results on a reported basis, management uses certain non-GAAP financial measures, because it believes these non-GAAP financial measures provide information to investors about the underlying operational performance and trends of the Corporation and, therefore, facilitate a comparison of the Corporation with the performance of its competitors. Non-GAAP financial measures used by the Corporation may not be comparable to similarly named non-GAAP financial measures used by other companies.

The SEC has adopted Regulation G, which applies to all public disclosures, including earnings releases, made by registered companies that contain “non-GAAP financial measures.”  Under Regulation G, companies making public disclosures containing non-GAAP financial measures must also disclose, along with each non-GAAP financial measure, certain additional information, including a reconciliation of the non-GAAP financial measure to the closest comparable GAAP financial measure and a statement of the Corporation’s reasons for utilizing the non-GAAP financial measure as part of its financial disclosures.  The SEC has exempted from the definition of “non-GAAP financial measures” certain commonly used financial measures that are not based on GAAP.  When these exempted measures are included in public disclosures, supplemental information is not required.  The following measures used in this Report, which are commonly utilized by financial institutions, have not been specifically exempted by the SEC and may constitute "non-GAAP financial measures" within the meaning of the SEC's new rules, although we are unable to state with certainty that the SEC would so regard them.

Fully Taxable Equivalent Net Interest Income, Net Interest Margin, and Efficiency Ratio

Net interest income is commonly presented on a tax-equivalent basis.  That is, to the extent that some component of the institution's net interest income, which is presented on a before-tax basis, is exempt from taxation (e.g., is received by the institution as a result of its holdings of state or municipal obligations), an amount equal to the tax benefit derived from that component is added to the actual before-tax net interest income total.  This adjustment is considered helpful in comparing one financial institution's net interest income to that of other institutions or in analyzing any institution’s net interest income trend line over time, to correct any analytical distortion that might otherwise arise from the fact that financial institutions vary widely in the proportions of their portfolios that are invested in tax-exempt securities, and that even a single institution may significantly alter over time the proportion of its own portfolio that is invested in tax-exempt obligations.  Moreover, net interest income is itself a component of a second financial measure commonly used by financial institutions, net interest margin, which is the ratio of net interest income to average interest-earning assets.  For purposes of this measure as well, fully taxable equivalent net interest income is generally used by financial institutions, as opposed to actual net interest income, again to provide a better basis of comparison from institution to institution and to better demonstrate a single institution’s performance over time.  The Corporation follows these practices.

The efficiency ratio is a non-GAAP financial measures which represents the Corporation’s ability to turn resources into revenue and is calculated as non-interest expense divided by total revenue (fully taxable equivalent net interest income and non-interest income), adjusted for one-time occurrences and amortization.  This measure is meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation’s productivity measured by the amount of revenue generated for each dollar spent.

						As of or for the
	As of or for the Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(in thousands, except per share data)	2016	2016	2015	2015	2015	2016	2015
NET INTEREST MARGIN - FULLY TAXABLE EQUIVALENT
AND EFFICIENCY RATIO
Net interest income (GAAP)	$12,968	$13,025	$12,962	$12,691	$12,647	$25,993	$24,989
Fully taxable equivalent adjustment	159	164	149	136	133	323	269
Fully taxable equivalent net interest income (non-GAAP)	$13,127	$13,189	$13,111	$12,827	$12,780	$26,316	$25,258

Non-interest income (GAAP)	$5,216	$5,601	$5,023	$4,912	$5,326	$10,817	$10,512
Less: net gains (losses) on security transactions	-	(908)	(81)	11	(252)	(908)	(302)
Adjusted non-interest income (non-GAAP)	$5,216	$4,693	$4,942	$4,923	$5,074	$9,909	$10,210

Non-interest expense (GAAP)	$14,369	$14,008	$14,234	$13,634	$13,823	$28,377	$27,559
Less: amortization of intangible assets	(245)	(258)	(270)	(277)	(285)	(503)	(589)
Adjusted non-interest expense (non-GAAP)	$14,124	$13,750	$13,964	$13,357	$13,538	$27,874	$26,970

Average interest-earning assets (GAAP)	$1,573,306	$1,527,656	$1,522,176	$1,474,098	$1,462,842	$1,550,481	$1,456,580

Net interest margin - fully taxable equivalent (non-GAAP)	3.36%	3.47%	3.42%	3.45%	3.50%	3.41%	3.50%
Efficiency ratio (non-GAAP)	77.00%	76.89%	77.35%	75.25%	75.83%	76.95%	76.04%

Tangible Equity and Tangible Assets (Period-End)

Tangible equity, tangible assets, and tangible book value per share are each non-GAAP financial measures. Tangible equity represents the Corporation’s stockholders’ equity, less goodwill and intangible assets.  Tangible assets represents the Corporation’s total assets, less goodwill and other intangible assets.  Tangible book value per share represents the Corporation’s equity divided by common shares at period-end.  These measures are meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation’s use of equity.

						As of or for the
	As of or for the Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(in thousands, except per share and ratio data)	2016	2016	2015	2015	2015	2016	2015
TANGIBLE EQUITY AND TANGIBLE ASSETS
(PERIOD END)
Total shareholders' equity (GAAP)	$144,156	$141,046	$137,242	$138,715	$136,520	$144,156	$136,520
Less: intangible assets	(25,252)	(25,497)	(25,755)	(26,025)	(26,302)	(25,252)	(26,302)
Tangible equity (non-GAAP)	$118,904	$115,549	$111,487	$112,690	$110,218	$118,904	$110,218

Total assets (GAAP)	$1,683,480	$1,643,226	$1,619,964	$1,631,639	$1,553,633	$1,683,480	$1,553,633
Less: intangible assets	(25,252)	(25,497)	(25,755)	(26,025)	(26,302)	(25,252)	(26,302)
Tangible assets (non-GAAP)	$1,658,228	$1,617,729	$1,594,209	$1,605,614	$1,527,331	$1,658,228	$1,527,331

Total equity to total assets at end of period (GAAP)	8.56%	8.58%	8.47%	8.50%	8.79%	8.56%	8.79%
Book value per share (GAAP)	$30.27	$29.64	$28.96	$29.36	$28.92	$30.27	$28.92

Tangible equity to tangible assets at end of period (non-GAAP)	7.17%	7.14%	6.99%	7.02%	7.22%	7.17%	7.22%
Tangible book value per share (non-GAAP)	$24.97	$24.28	$23.53	$23.85	$23.35	$24.97	$23.35

Tangible Equity (Average)

Average tangible equity and return on average tangible equity are each non-GAAP financial measures. Average tangible equity represents the Corporation’s average stockholders’ equity, less average goodwill and intangible assets for the period.  Return on average tangible equity measures the Corporation’s earnings as a percentage of average tangible equity.  These measures are meaningful to the Corporation, as well as investors and analysts, in assessing the Corporation’s use of equity.

						As of or for the
	As of or for the Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(in thousands, except ratio data)	2016	2016	2015	2015	2015	2016	2015
TANGIBLE EQUITY (AVERAGE)
Total average shareholders' equity (GAAP)	$142,746	$140,864	$139,697	$137,855	$137,386	$141,795	$136,684
Less: average intangible assets	(25,372)	(25,624)	(25,885)	(26,162)	(26,441)	(25,498)	(26,597)
Average tangible equity (non-GAAP)	$117,374	$115,240	$113,812	$111,693	$110,945	$116,297	$110,087

Return on average equity (GAAP)	6.67%	7.73%	6.05%	7.05%	7.52%	7.20%	7.16%
Return on average tangible equity (non-GAAP)	8.11%	9.45%	7.42%	8.71%	9.32%	8.78%	8.89%

Adjustments for Certain Items of Income or Expense

In addition to disclosures of certain GAAP financial measures, including net income, EPS, ROA, and ROE, we may also provide comparative disclosures that adjust these GAAP financial measures for a particular period by removing from the calculation thereof the impact of certain transactions or other material items of income or expense occurring during the period, including certain nonrecurring items.  The Corporation believes that the resulting non-GAAP financial measures may improve an understanding of its results of operations by separating out any such transactions or items that may have had a disproportionate positive or negative impact on the Corporation’s financial results during the particular period in question. In the Corporation’s presentation of any such non-GAAP (adjusted) financial measures not specifically discussed in the preceding paragraphs, the Corporation supplies the supplemental financial information and explanations required under Regulation G.

						As of or for the
	As of or for the Three Months Ended					Six Months Ended
	June 30,	March 31,	Dec. 31,	Sept. 30,	June 30,	June 30,	June 30,
(in thousands, except per share and ratio data)	2016	2016	2015	2015	2015	2016	2015
CORE NET INCOME
Reported net income (GAAP)	$2,368	$2,707	$2,129	$2,451	$2,577	$5,075	$4,853
Net gains (losses) on security transactions (net of tax)	-	(565)	(50)	7	(156)	(565)	(187)
Core net income (non-GAAP)	$2,368	$2,142	$2,079	$2,458	$2,421	$4,510	$4,666

Average basic and diluted shares outstanding	4,760	4,750	4,731	4,722	4,717	4,754	4,712

Reported basic and diluted earnings per share (GAAP)	$0.50	$0.57	$0.45	$0.52	$0.55	$1.07	$1.03
Reported return on average assets (GAAP)	0.57%	0.67%	0.52%	0.62%	0.66%	0.62%	0.63%
Reported return on average equity (GAAP)	6.67%	7.73%	6.05%	7.05%	7.52%	7.20%	7.16%

Core basic and diluted earnings per share (non-GAAP)	$0.50	$0.45	$0.44	$0.52	$0.51	$0.95	$0.99
Core return on average assets (non-GAAP)	0.57%	0.53%	0.51%	0.62%	0.62%	0.55%	0.60%
Core return on average equity (non-GAAP)	6.67%	6.12%	5.90%	7.07%	7.07%	6.40%	6.88%

Forward-Looking Statements:

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act, and the Private Securities Litigation Reform Act of 1995.  The Corporation intends its forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in this press release.  All statements regarding the Corporation's expected financial position and operating results, the Corporation's business strategy, the Corporation's financial plans, forecasted demographic and economic trends relating to the Corporation's industry and similar matters are forward-looking statements.  These statements can sometimes be identified by the Corporation's use of forward-looking words such as "may," "will," "anticipate," "estimate," "expect," or "intend."  The Corporation cannot promise that its expectations in such forward-looking statements will turn out to be correct.  The Corporation's actual results could be materially different from expectations because of various factors, including changes in economic conditions or interest rates, credit risk, difficulties in managing the Corporation’s growth, competition, changes in law or the regulatory environment, including the Dodd-Frank Act, and changes in general business and economic trends.  Information concerning these and other factors can be found in the Corporation’s periodic filings with the Securities and Exchange Commission (“SEC”), including the 2015 Annual Report on Form 10-K.  These filings are available publicly on the SEC's website at http://www.sec.gov, on the Corporation's website at http://www.chemungcanal.com or upon request from the Corporate Secretary at (607) 737-3746.  Except as otherwise required by law, the Corporation undertakes no obligation to publicly update or revise its forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information contact:
Karl F. Krebs, EVP and CFO
kkrebs@chemungcanal.com
Phone:  607-737-3714